Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS

Frisco, Texas (November 4, 2024) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2024.

Third Quarter 2024 Highlights:

•	Net Service Revenues Increase 7.0% to $289.8 Million

•	Net Income of $20.2 Million, or $1.10 per Diluted Share

•	Adjusted Net Income per Diluted Share Increases 13.0% to $1.30

•	Adjusted EBITDA Increases 11.1% to $34.3 Million

•	Cash Flow from Operations of $48.5 Million

Overview

Net service revenues were $289.8 million for the third quarter of 2024, a 7.0% increase compared with $270.7 million for the third quarter of 2023. Net income was $20.2 million for the third quarter of 2024, compared with $15.4 million for the third quarter of 2023, while net income per diluted share was $1.10 compared with $0.95 for the same period a year ago. Adjusted EBITDA increased 11.1% to $34.3 million for the third quarter of 2024 from $30.9 million for the third quarter of 2023. Adjusted net income was $23.8 million for the third quarter of 2024 compared with $18.8 million for the prior-year period, while adjusted net income per diluted share was $1.30 compared with $1.15 for the third quarter of 2023. Adjusted net income per diluted share for the third quarter of 2024 excludes acquisition expenses of $0.08 and stock-based compensation expense of $0.12. The weighted average number of shares outstanding increased to approximately 18.3 million from approximately 16.5 million in the second quarter primarily as a result of the completed public offering of 1,725,000 shares on June 28, 2024 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first nine months of 2024, net service revenues increased 9.6% to $857.5 million from $782.3 million for the prior-year period. Net income was $54.1 million for the first nine months of 2024 compared with $42.9 million for the same period in 2023, and net income per diluted share was $3.17 compared with $2.63 per diluted share. Adjusted EBITDA increased 19.4% to $102.0 million for the first nine months of 2024 from $85.4 million for the first nine months of 2023. Adjusted net income was $65.9 million for the first nine months of 2024 compared with $52.1 million for the first nine months of 2023, while adjusted net income per diluted share was $3.86 compared with $3.20 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus delivered another strong financial and operating performance for the third quarter of 2024, highlighted by 7.0% top line growth and 11.1% growth in Adjusted EBITDA compared to the third quarter of 2023. These results reflect the consistent favorable growth trends we have delivered to date in 2024, driven by solid organic growth and the contribution from recent acquisitions. Demand for our services continues to fuel our growth, reflecting a greater awareness of the value of home-based care as the preferred and most cost-effective option for many individuals. With our expanding scale and market coverage, Addus is well positioned to meet this demand with our ability to offer home-based services across the care continuum.

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

“Our personal care business continued to perform well, accounting for 74.3% of our overall revenues for the third quarter of 2024, with higher patient volumes supported by favorable hiring trends. Personal care has been the key growth driver for Addus this year with consistent year-over-year improvement. For the third quarter of 2024, we delivered 6.8% organic growth in revenue on a same-store basis over the corresponding period last year, reflecting robust demand and favorable reimbursement support across the markets where we operate.

“On the clinical side, our results included the operations of Tennessee Quality Care, a provider of home health, hospice, and private duty nursing services, acquired by Addus on August 1, 2023. We continued to see steady improvement in our hospice business with revenues up 3.5% on a same-store basis and a modest increase in average daily census compared with the third quarter last year. Our home health business, which is our smallest segment, accounted for 5.9% of total revenue for the third quarter of 2024,” said Allison.

Cash and Liquidity

As of September 30, 2024, the Company had cash of $222.9 million with capacity and availability under its revolving credit facility of $511.5 million and $503.5 million, respectively. Net cash provided by operating activities was $48.5 million for the third quarter of 2024, inclusive of a one-time working capital benefit of $9.7 million expected to revert in the fourth quarter. As previously disclosed, subsequent to the end of the quarter, Addus entered into an Amended and Restated Credit Agreement to increase the Company’s revolving credit facility from $600 million to $650 million and extend the maturity date through July 2028.

Looking Ahead

Allison added, “We will continue to maintain a conservative balance sheet and pursue a capital allocation strategy that brings additional value to our shareholders. Acquisitions represent a significant use of capital for Addus, and we will continue to target operations that are aligned with our overall growth strategy to add clinical services where we have a strong personal care presence. We will also seek opportunities to add operations in select personal care markets where we can enter at scale. In line with this strategy, during the second quarter, we announced a definitive agreement to acquire the personal care operations of Gentiva. These operations deliver personal care services to over 16,000 patients per day in a seven-state service area, including Texas and Missouri, which are new states for Addus. We are excited about the opportunity to expand our market reach, especially in Texas where we will become the largest provider of personal care services. Having broader market coverage supports our ability to hire and retain caregivers and also provides Addus with an advantage in developing value-based contract arrangements. We expect to close the Gentiva acquisition in the fourth quarter of 2024, and our team has been diligently working on transition planning to integrate these operations.

“As we continue to expand our operations, we are proud of the leadership role we are playing in meeting the critical need for home-based care. We commend the work of our dedicated caregivers across our operations who make this possible for more patients and their families. We are excited about the opportunities ahead to build on our momentum, and we look forward to another successful year for Addus in 2024,” added Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before gain or loss on sale of assets, impact of retroactive New York rate increases, acquisition expenses, stock-based compensation expenses, and restructure and other non-recurring costs. The Company defines adjusted EBITDA as earnings before interest expense, gain or loss on sale of assets, taxes, depreciation, amortization, impact of retroactive New York rate increases, acquisition expense, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net income per diluted share as net income per share, adjusted for the impact of retroactive New York rate increases, acquisition expenses, stock-based compensation expense, and restructure and other non-recurring costs. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, November 5, 2024, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on November 12, 2024, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 4366280.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2024, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to over 48,500 consumers through 214 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net service revenues	$289,787	$270,721	$857,455	$782,300
Cost of service revenues	197,583	183,991	583,916	534,837

Gross profit	92,204	86,730	273,539	247,463
	31.8%	32.0%	31.9%	31.6%
General and administrative expenses	62,805	60,271	187,444	174,028
Depreciation and amortization	3,446	3,620	10,316	10,449

Total operating expenses	66,251	63,891	197,760	184,477

Operating income	25,953	22,839	75,779	62,986

Total interest expense, net	(1,335)	2,619	2,640	7,014

Income before income taxes	27,288	20,220	73,139	55,972
Income tax expense	7,125	4,809	19,067	13,034

Net income	$20,163	$15,411	$54,072	$42,938

Net income per diluted share:	$1.10	$0.95	$3.17	$2.63

Weighted average number of common shares outstanding:
Diluted	18,255	16,286	17,065	16,307

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$48,525	$21,785	$106,016	$82,198
Net cash (used in) investing activities	(1,922)	(111,223)	(124)	(113,934)
Net cash provided by financing activities	2,944	85,000	52,169	31,525

Net change in cash	49,547	(4,438)	158,061	(211)
Cash at the beginning of the period	173,305	84,188	64,791	79,961

Cash at the end of the period	$222,852	$79,750	$222,852	$79,750

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2024	2023
Assets

Current assets
Cash	$222,852	$79,750
Accounts receivable, net	96,600	121,112
Prepaid expenses and other current assets	13,362	10,387

Total current assets	332,814	211,249

Property and equipment, net	23,716	20,516

Other assets
Goodwill	663,614	662,981
Intangible assets, net	86,606	93,799
Operating lease assets	44,535	47,183
Other long-term assets	1,616	—

Total other assets	796,371	803,963

Total assets	$1,152,901	$1,035,728

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$27,726	$21,375
Accrued payroll	57,982	51,774
Accrued expenses	34,257	34,952
Operating lease liabilities - current portion	11,155	11,434
Government stimulus advance	13,655	7,836
Accrued workers compensation	13,043	12,268

Total current liabilities	157,818	139,639

Long-term debt, less current portion, net of debt issuance costs	—	163,917
Long-term lease liability, less current portion	38,608	41,632
Other long-term liabilities	8,841	6,206

Total long-term liabilities	47,449	211,755

Total liabilities	205,267	351,394

Total stockholders’ equity	947,634	684,334

Total liabilities and stockholders’ equity	$1,152,901	$1,035,728

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months		For the Nine Months
	2024	2023	2024	2023
Net Service Revenues by Segment

Personal Care	$215,433	$201,882	$636,253	$590,227
Hospice	57,309	53,121	169,202	152,414
Home Health	17,045	15,718	52,000	39,659

Total Revenue	$289,787	$270,721	$857,455	$782,300

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Personal Care

States served at period end	—	—	21	21
Locations at period end	—	—	153	156
Average billable census total	37,701	38,590	37,803	38,668
Billable hours (in thousands)	7,776	7,690	23,098	22,964
Average billable hours per census per month	68.7	66.3	67.8	65.8
Billable hours per business day	117,822	118,314	117,849	117,765
Revenues per billable hour	$27.66	$26.18	$27.49	$25.58
Organic growth
- Revenue	6.8%	13.9%	8.4%	12.5%

Hospice

Locations served at period end	—	—	38	40
Admissions	3,105	3,176	9,771	9,576
Average daily census	3,534	3,453	3,457	3,426
Average discharge length of stay	96.3	97.5	92.8	93.2
Patient days	325,160	311,454	947,241	892,507
Revenue per patient day	$176.25	$175.19	$179.43	$175.23
Organic growth
- Revenue	3.5%	3.1%	5.2%	1.5%
- Average daily census	2.1%	(0.9)%	0.8%	0.8%

Home Health

Locations served at period end	—	—	23	24
New Admissions	4,437	4,265	14,257	11,597
Recertifications	3,353	2,672	9,798	5,816
Total Volume	7,790	6,937	24,055	17,413
Visits	104,730	94,637	322,713	240,758
Organic growth
- Revenue	(1.7)%	(8.8)%	(5.4)%	(2.5)%
- New admissions	(5.7)%	(18.9)%	(0.3)%	(13.5)%
- Volume	(3.7)%	(14.3)%	(0.4)%	(9.3)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	54.2%	50.4%	53.0%	50.4%
Managed care organizations	43.3	46.4	44.3	46.2
Private duty	1.7	2.0	1.8	2.1
Commercial	0.7	0.8	0.7	0.8
Other	0.1%	0.4%	0.2%	0.5%

Hospice

Medicare	91.5%	89.1%	91.1%	90.2%
Commercial	5.0	6.8	5.2	5.8
Managed care organizations	3.2	3.4	3.3	3.3
Other	0.3%	0.7%	0.4%	0.7%

Home Health

Medicare	70.6%	72.1%	69.6%	73.9%
Managed care organizations	24.7	21.9	25.6	20.8
Commercial	4.5	4.2	4.2	4.3
Other	0.2%	1.8%	0.6%	1.0%

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$20,163	$15,411	$54,072	$42,938

Interest expense, net	(1,335)	2,619	2,640	7,014
(Gain) Loss on sale of assets	(8)	(1)	(13)	(5)
Income tax expense	7,125	4,809	19,067	13,034
Depreciation and amortization	3,446	3,620	10,316	10,449
Impact of retroactive New York rate increase	—	—	—	(868)
Acquisition expenses	2,072	1,763	7,647	4,792
Stock-based compensation expense	2,833	2,572	8,307	7,831
Restructure and other non-recurring costs	—	72	—	242

Adjusted EBITDA	$34,296	$30,865	$102,036	$85,427

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$20,163	$15,411	$54,072	$42,938

(Gain) Loss on sale of assets	(8)	(1)	(13)	(5)
Impact of retroactive New York rate increase	—	—	—	(868)
Acquisition expenses	2,072	1,763	7,647	4,792
Stock-based compensation expense	2,833	2,572	8,307	7,831
Restructure and other non-recurring costs	—	72	—	242
Tax Effect	(1,280)	(1,048)	(4,156)	(2,793)

Adjusted Net Income	$23,780	$18,769	$65,857	$52,137

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.10	$0.95	$3.17	$2.63

Impact of retroactive New York rate increase per diluted share	—	—	—	(0.04)
Acquisition expenses per diluted share	0.08	0.08	0.33	0.23
Restructure and other non-recurring costs per diluted share	—	—	—	0.01
Stock-based compensation expense per diluted share	0.12	0.12	0.36	0.37

Adjusted net income per diluted share	$1.30	$1.15	$3.86	$3.20

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$289,787	$270,721	$857,455	$782,300

Revenues associated with the closure of certain sites	—	(259)	—	(1,833)

Adjusted net service revenues	$289,787	$270,462	$857,455	$780,467

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ADUS Announces Third Quarter 2024 Financial Results

November 4, 2024

Footnotes:

(1)

We define Adjusted EBITDA as earnings before net interest expense, income tax expense, depreciation and amortization, acquisition expenses, stock-based compensation expense, restructure expenses and other non-recurring costs, gain on the sale of assets, and retroactive rate increases from New York. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, gain on the sale of assets, and retroactive rate increases from New York. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs, and retroactive rate increases from New York. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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